SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2002

                        THE RIDGEWOOD POWER GROWTH FUND
               (Exact name of registrant as specified in charter)

Delaware                  0-25935                    22-3495594
(State or other            (Commission                        (IRS Employer
jurisdiction of             File Number)              Identification
organization)                                                  No.)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 447-9000



Item 5.  Other Events.

On March 1, 2002, ZAP (formerly ZAPWORLD.COM) filed a petition in bankruptcy in the United States Bankruptcy Court in Santa Rosa, California. The petition was filed by ZAP under Chapter 11 of the Bankruptcy Code. ZAP indicated that it is in the process of reorganizing its business operations and finances.

The Fund is considering whether it should recognize either a complete loss or a substantial impairment in the value of its investment in ZAP in its financial statements for the fourth quarter of 2001.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE RIDGEWOOD POWER GROWTH FUND


Date:  March 4, 2002                  By /s/ Christophe I. Naunton
                                      Christopher I. Naunton
                                      Vice President
                                      and Chief Financial Officer